UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 10, 2025 (October 7, 2025)

Nano Nuclear Energy Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-42044	88-0861977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Times Square, 30th Floor

New York, New York 10018

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 634-9206

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.0001 per share	NNE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On October 7, 2025, Nano Nuclear Energy Inc., a Nevada corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with six institutional investors (the “Investors”), pursuant to which the Company agreed to offer and sell 8,490,767 shares (“Shares”) of common stock of the Company, par value $0.0001 per share (the “Common Stock”), in a private placement (the “Private Placement”) for gross proceeds of approximately $400,000,000. Pursuant to the Purchase Agreement, the Company issued and sold the Shares in the Private Placement at a purchase price of $47.11 per share. The Private Placement closed on October 10, 2025.

After deducting the placement agent fees and estimated offering expenses payable by the Company, the Company received net proceeds of approximately $378,600,000 . The Company intends to use these net proceeds to advance development, construction and regulatory licensing activities for its lead micro nuclear reactor program, the KRONOS MMR™ Energy System, continue development of its other micro reactor projects and other nuclear energy related business lines, pursue potential strategic acquisitions, and for general corporate purposes. With the net proceeds from the Private Placement, the Company has approximately $582,000,000 of cash on its balance sheet.

Pursuant to the Purchase Agreement the Company agreed to include a resale prospectus in the next amendment to its registration statement on Form S-3 initially filed with the Securities and Exchange Commission (the “SEC”) on July 25, 2025 (File No.: 333-288982) covering the resale of the Shares (the “Resale Registration Statement”) as soon as practicable but no later than October 25, 2025 (the date of filing, the “Filing Date”), and with the Resale Registration Statement to be effective within 30 days following the later of (i) the Filing Date, and (ii) the second business day after the date on which the United States Federal government shutdown has concluded and the Securities and Exchange Commission has reopened for operations, if it is not subject to review by the SEC. The Company will have an additional 30 days to cause the Resale Registration Statement to become effective, if it is subject to full review by the SEC.

The Purchase Agreement includes standard representations, warranties and covenants of the Company and Investors, including a restriction on future issuances of the Company’s capital stock or filing a registration statement or any amendment or supplement thereto (subject to certain exceptions) for a period of thirty (30) days following effectiveness of the Resale Registration Statement.

Titan Partners Group LLC, a division of American Capital Partners, LLC, acted as placement agent for the Private Placement (the “Placement Agent”) under a placement agency agreement with the Company (“Placement Agency Agreement”), pursuant to which it received a cash fee equal to 5.0% of the gross proceeds received by the Company in the Private Placement, and reimbursement of $200,000 in legal expenses.

The foregoing summary of the terms of the Purchase Agreement and Placement Agency Agreement are subject to, and qualified in their entirety by reference to, copies of the Purchase Agreement and Placement Agency Agreement that are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 above related to the Private Placement are incorporated by reference into this Item 3.02. The Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement and are instead being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) promulgated thereunder.

Item 8.01 Other Events.

On October 7, 2025, the Company issued a press release announcing the pricing of the Private Placement (the “Pricing Press Release”).

On October 10, 2025, the Company issued a press release announcing the closing of the Private Placement (the “Closing Press Release”).

Copies of the Pricing Press Release and the Closing Press Release are filed as Exhibit 99.1 and 99.2, respectively, to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
10.1	Form of Securities Purchase Agreement, dated October 7, 2025, by and between the Company and the Investors
10.2	Placement Agency Agreement, dated October 7, 2025, by and between the Company and Titan Partners Group LLC, a division of American Capital Partners, LLC
99.1	Pricing Press Release, dated October 7, 2025
99.2	Closing Press Release, dated October 10, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 10, 2025	NANO Nuclear Energy Inc.

	By:	/s/ Jaisun Garcha
	Name:	Jaisun Garcha
	Title:	Chief Financial Officer